Exhibit 10.15

Servicing Agreement – MSN 37989

EXECUTION COPY

SERVICING AGREEMENT (this Servicing Agreement) dated as of 18 June 2014

AMONG:

(1)	AVOLON AEROSPACE LEASING LIMITED, an exempted company incorporated with limited liability under the laws of the Cayman Islands and having its registered office at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and its principal place of business at Block 1, The Oval, Shelbourne Road, Dublin 4, Ireland (the Servicer);

(2)	WELLS FARGO BANK NORTHWEST, N.A., not in its individual capacity, but solely as owner trustee, a national banking association chartered under the laws of the U.S., whose principal place of business is at 260 N. Charles Lindbergh Drive, Salt Lake City, Utah 84116, United States of America (the Lessor); and

(3)	OH AA-4, LLC, a limited liability corporation organised under the laws of the State of Delaware, USA whose principal place of business is at c/o OH Aircraft Acquisitions LLC, 201 Main Street, Suite 1018 Fort Worth, Texas 76102, United States of America (the Customer).

WHEREAS:

The parties hereto have entered into this Servicing Agreement for the purpose of appointing the Servicer as the sole and exclusive provider of Services to the Lessor and the Customer.

For the consideration set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto each agree as follows:

1. DEFINITIONS

Definitions

1.1 Unless otherwise defined herein, all capitalised terms used but not defined herein have the meanings assigned to such terms in Appendix A.

Construction and Usage

1.2 The conventions of construction and usage set forth in Appendix A are incorporated by reference herein.

2. APPOINTMENT; SERVICES

Appointment

2.1 (a)	Each of the Customer and the Lessor hereby appoints the Servicer as the exclusive provider of the Services (as defined in Clause 2.2(a)) to the Customer and the Lessor in respect of the Aircraft on the terms and subject to the conditions set forth in this Servicing Agreement.

(b)	The Servicer hereby accepts such appointment and agrees to perform the Services on the terms and subject to the conditions set forth in this Servicing Agreement.

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(c)	In all of its dealings with third parties (including, without limitation, the Lessee, and, if applicable, potential lessees, sellers, purchasers and service providers) in connection with its provision of the Services, the Servicer shall (and shall procure that persons to whom it delegates performance of any of the Services shall) at all times so far as it is within its power to do so:

(i)	make it clear that it is acting solely in its capacity as Servicer for the Customer and the Lessor under this Servicing Agreement and not in its own right;

(ii)	where relevant, make clear that the Aircraft is the property of the Lessor as owner trustee; and

(iii)	enter into contractual arrangements only as disclosed agent for the Customer and the Lessor.

(d)	The Servicer shall not be obliged to pledge its own credit for any amounts due by the Customer or the Lessor (but this Clause 2.1(d) shall not restrict the Servicer from discharging amounts due in connection with the Aircraft for which the Servicer is entitled to be reimbursed by the Customer or the Lessor under this Servicing Agreement).

(e)	The Servicer hereby covenants with the Customer and the Lessor that it will make all payments required to be made by it at any time and from time to time pursuant to this Servicing Agreement on the required date for payment thereof and shall turn over any amounts received by it but owed to the Customer or the Lessor, as the case may be.

Services

2.2 (a)	The Services to be provided by the Servicer are those services, facilities and responsibilities in respect of the Aircraft as are set forth in Schedule 1 (the Services).

(b)	In connection with the performance of the Services, except where discretion has been given to the Servicer under this Servicing Agreement, the Servicer shall in all cases only be obliged to act upon, and shall be entitled to rely on, the instructions, directions or other actions of the Customer or the Lessor. The Servicer shall not be liable to the Customer or the Lessor for any action taken by the Servicer, or which the Servicer omitted to take, in accordance with such instructions, directions or other actions except in the case of the Gross Negligence, wilful misconduct or fraud of the Servicer or any Servicer Representative.

(c)	The Servicer shall in all cases be entitled to rely on the instructions (or other actions) of any Person that the Servicer reasonably believes to be authorised to act on behalf of the Customer or the Lessor and shall not be liable to the Customer or the Lessor for any act taken or omission to act in accordance with such instructions (or other actions).

Compliance with Applicable Law

2.3 Notwithstanding anything to the contrary in this Servicing Agreement, the Servicer shall not be obliged to take or refrain from taking any action at any time where the Servicer reasonably believes that taking or refraining from taking such action, as the case may be,

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would (i) violate any Applicable Law with respect to the Servicer or its Affiliates or (ii) lead to an investigation by any Governmental Authority, directly or indirectly, of or relating to the Servicer, any of its Affiliates or the Services.

Limitations

2.4 (a)	Neither the Servicer nor any of its Affiliates shall assume any Indebtedness of the Customer or the Lessor nor shall any provision of this Servicing Agreement or any other Operative Agreement be construed so as to imply that the parties intended any such assumption.

(b)	In addition to Clause 2.3, the Servicer shall not, and shall not be obliged to, act in a manner inconsistent with the rights, obligations or undertakings of the Lessor under the Lease or otherwise in any manner that is illegal or prohibited by Applicable Law or any applicable contract.

(c)	Notwithstanding any other provision of this Servicing Agreement, the Servicer shall not be obliged, either initially or on a continuing basis, to provide to the Customer, the Lessor or any of their respective Representatives any confidential or proprietary information regarding the business of the Servicer or any of its Affiliates or the business or finances of any Person, whose assets it manages from time to time.

(d)	Without prejudice to the Servicer’s obligations to perform the Services to the Standard of Care, the Servicer shall not be liable or accountable for (i) the failure by the Lessee to perform any of its obligations under the Lease including the payment of amounts payable under the Lease or (ii) the accuracy or completeness of any notices, reports or other communications (whether written or oral) made by the Lessee or any Person other than the Servicer or any of its Affiliates or agents in or concerning the Lease or any document in connection therewith and the Servicer shall be entitled to rely upon all such notices, reports and communications except to the extent that the Servicer has actual notice of any matter to the contrary.

(e)	The Servicer may rely on any law firm or other professional adviser appointed by the Servicer, the Customer or the Lessor with due care and shall not be liable for any claim by the Customer or the Lessor in relation to such advice to the extent that it was acting in good faith upon the advice of such law firm or other professional adviser.

(f)	The relationship among the Servicer, the Customer and the Lessor is an agency relationship and, except in relation to any money erroneously received by the Servicer or any of its Affiliates into any of the bank accounts of the Servicer or its Affiliates on behalf of the Customer or the Lessor (which the Servicer shall: (x) hold on trust for and on behalf of the Customer or the Lessor, as the case may be; and (y) deposit into an account to be notified by the Customer or the Lessor, as the case may be, as soon as reasonably practicable), neither the Servicer nor any of its Representatives shall be under any fiduciary duty or other implied obligation or duty to the Customer or any holder of any equity or debt security issued by the Customer, the Lessor, the Lessee or any other Person arising out of this Servicing Agreement.

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(g)	Without prejudice to the Standard of Care, the Servicer shall not be imputed with the knowledge of any of its employees other than the directors, officers and those employees of the Servicer involved in the performance of the Services relevant to such knowledge responsible for the day-to-day administration of this Servicing Agreement. The Servicer shall be deemed to have actual notice of any matter only upon the receipt of written notice describing any such matter in reasonable detail or to the extent that one of the foregoing Persons has actual knowledge of any such matter or which one of such Persons ought to have known if the Servicer had acted in accordance with the Standard of Care.

(h)	The Servicer shall not be obliged to assume, or engage in activities which could reasonably be expected to subject the Servicer to, any liability as a related company, shadow director or similar legal concept of the Customer. Each of the Customer and the Lessor understands, acknowledges and agrees that the intent of the parties hereunder is that the Servicer will not be subject to any obligations or liabilities whatsoever other than as and to the extent that any obligations or liabilities arise pursuant to the express terms of this Servicing Agreement.

3. STANDARD OF CARE; CONFLICTS OF INTEREST; STANDARD OF LIABILITY

Standard of Care

3.1 The Servicer shall use such reasonable care and diligence at all times in the performance of the Services as is customary in the international aircraft operating leasing industry but in any case no less reasonable care and diligence in the performance of the Services as it would use if the Servicer were the owner of the Aircraft (the Standard of Care).

Conflicts of Interest

3.2 (a) The Customer and the Lessor acknowledge and agree that:

(i)	in addition to managing, servicing and marketing (if applicable) the Aircraft under this Servicing Agreement, the Servicer may manage, service and/or market, and shall be entitled to manage, service and/or market, from time to time the separate assets and businesses of the Servicer, its Affiliates and third parties (the assets of the parties described in this Clause 3.2(a)(i) are collectively hereinafter referred to as the Other Assets);

(ii)	in the course of conducting such activities, the Servicer may from time to time have conflicts of interest in performing its duties on behalf of the various entities to whom it provides management, servicing and marketing services and with respect to the Other Assets in respect of which it provides management, servicing and marketing services; and

(iii)	it has approved entering into this Servicing Agreement and in giving such approval it has expressly recognised that such conflicts of interest may arise and that when such conflicts of interest arise the Servicer shall perform the Services hereunder in accordance with the Standard of Care and, to the extent applicable, the Conflicts Standard.

(b)	If any marketing of the Aircraft is undertaken by the Servicer pursuant to Clause 3.2(a)(i) and any Conflicts of Interest arise regarding the marketing of

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the Aircraft, on the one hand, and any Other Asset, on the other hand, the Servicer shall (i) promptly notify the Customer and the Lessor and (ii) perform the marketing services in good faith and, without prejudice to the generality of the foregoing, to the extent the Aircraft and such Other Asset are substantially similar in terms of objectively identifiable characteristics relevant for the purposes of the particular marketing services to be performed, the Servicer shall not discriminate among the Aircraft and such Other Asset on an unreasonable basis, (the standard set forth in this Clause 3.2(b) shall be referred to collectively as the Conflicts Standard), provided always that if the Customer or the Lessor notifies the Servicer in writing that as a result of such conflict, the Servicer is not required to carry out the marketing of the Aircraft, the Servicer shall cease all marketing activities in respect of the Aircraft from the Business Day following the day such notice is received by it and the Servicer shall have no further obligation with respect to marketing in respect of the Aircraft.

Standard of Liability

3.3 (a)	Except as otherwise provided herein, the Servicer shall not be liable or accountable to any Person including, without limitation, the Customer, any Affiliate of the Customer or the Lessor under any circumstances for any Losses directly or indirectly arising out of, in connection with or related to the performance by the Servicer of this Servicing Agreement except for Losses caused by:

(i)	the Gross Negligence, fraud or willful misconduct of the Servicer or any Servicer Representative; or

(ii)	a breach by the Servicer or any Servicer Representative of any of the representations, warranties, covenants or any other terms and condition herein.

(b)	The maximum aggregate liability of the Servicer under this Servicing Agreement in respect of any Losses shall be limited to the greater of:

(i)	the aggregate of the Servicing Fee actually received by the Servicer for the period up to the date of any claim by the Customer or the Lessor in respect of a Loss; or

(ii)	$500,000,

provided, however, that this limit on liability shall not apply to any liability of the Servicer as a result of the Gross Negligence, fraud or wilful misconduct by the Servicer or any Servicer’s Representative.

(c)	The liability standards set forth in this Clause 3.3 shall be the Standard of Liability.

Waiver of Implied Standard

3.4 Except as expressly stated above in this Clause 3, all other warranties, conditions and representations, express or implied, statutory or otherwise, arising under Applicable Law in relation to the skill, care, diligence or otherwise in respect of any Services to be performed hereunder or to the quality or fitness for any particular purpose of any goods are hereby excluded and waived by the Customer and the Lessor, and the Servicer shall not be liable to

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the Customer or the Lessor or otherwise under any of the laws of the State of Delaware, the laws of the United States of America or any Applicable Law for any loss, damage, expense or injury of any kind whatsoever, special, indirect, consequential or otherwise, arising out of or in connection with either the Services to be supplied pursuant to this Servicing Agreement or any goods to be provided or sold in conjunction with such Services.

4. REPRESENTATIONS AND WARRANTIES

Customer Representations and Warranties

4.1 As of the date hereof, the Customer represents and warrants to the Servicer as follows:

(a)	Aircraft: Schedule 2 contains true and complete details of the Aircraft.

(b)	Aircraft Related Documents: Each Aircraft Related Document delivered to the Servicer to which the Customer is a party is a legal, valid and binding agreement of the Customer (including by way of assignment or novation if applicable) and is enforceable against the Customer subject to bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium and similar laws affecting creditors’ rights and remedies and to general principles of equity. The Servicer is not aware of any default or potential default (howsoever defined) by any party (including itself) under any Aircraft Related Document.

(c)	Accounts and Cash Flow: Schedule 3 sets forth as of the date hereof a true and complete list of all bank or other similar accounts that have been opened in respect of the Aircraft relating to the Lease and sets forth in reasonable detail a written description of all material arrangements and procedures, if any, relating to the flow of cash related to the Aircraft relating to the lease, including wire transfer instructions.

(d)	Organisation and Standing:

(i)	The Customer is a limited liability company duly organised or incorporated and validly existing and, if relevant, in good standing under the laws of the State of Delaware and possesses all franchises, licenses, permits, authorisations and approvals necessary to enable it to use its company name and to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted and as proposed to be conducted except for such franchises, licenses, permits, authorisations and approvals the failure of which to obtain could not, individually or in the aggregate, have a Material Adverse Effect on it. The Customer is in compliance in all material respects with all terms and conditions of such franchises, licenses, permits, authorisations and approvals.

(ii)	The Customer is duly qualified to do business as a limited liability company, in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties or assets requires qualification except for such jurisdictions where the failure to be so qualified could not, individually or in the aggregate, have a Material Adverse Effect on it.

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(e)	Authority:

(i)	The Customer has all requisite power and authority to execute this Servicing Agreement and to consummate the transactions and to perform its obligations contemplated hereby.

(ii)	This Servicing Agreement is duly and validly executed and delivered by the Customer and this Servicing Agreement is a legal, valid and binding obligation of the Customer, enforceable against it subject to bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium, and similar laws affecting creditors’ rights and remedies and to general principles of equity.

(f)	No Conflicts: Neither the execution and delivery of this Servicing Agreement nor the consummation of the transactions contemplated hereby nor performance by the Customer of any of its obligations hereunder will:

(i)	violate any provision of its constituent documents;

(ii)	violate any order, writ, injunction, judgment or decree applicable to it or any of its properties or assets;

(iii)	violate in any material respect any Applicable Law; or

(iv)	result in any conflict with, breach of or default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, warrant or other similar instrument or any license, permit, material agreement or other material obligation to which it is a party or by which it or any of its properties or assets may be bound;

except, in the case of sub-clauses (iii) or (iv), such violations, conflicts, breaches or defaults which could not, individually or in the aggregate, have a Material Adverse Effect on it.

(g)	Consents and approvals: No action, consent or approval by, or filing with, any Governmental Authority or any other regulatory or self-regulatory body, or any other Person, is required in connection with the execution, delivery or performance by the Customer of this Servicing Agreement or the consummation by it of the transactions contemplated hereby which has not been obtained.

(h)	Compliance with Applicable Law: The Customer is in compliance in all material respects with all Applicable Law and any filing requirements relating thereto, except where any non-compliance could not individually or in the aggregate have a Material Adverse Effect on it.

(i)	Litigation; Decrees:

(i)	There are no claims, actions, suits, arbitrations or other proceedings or investigations (i) pending or, to the best knowledge of the Customer, threatened, by or against or affecting the Customer, and (ii) pending, or to the best knowledge of the Customer, threatened, by or against or affecting the Customer, related to the transactions contemplated by this Servicing Agreement.

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(ii)	The Customer is in compliance in all material respects with each outstanding judgment, order or decree of any Governmental Authority or arbitrator applicable to it, if any, and no such judgment, order or decree has or could have a Material Adverse Effect on it.

Servicer’s Representations and Warranties

4.2 As of the date hereof, the Servicer represents and warrants to the Customer and the Lessor as follows:

(a)	Organisation and Standing:

(i)	The Servicer is an exempted company duly incorporated with limited liability and validly existing under the laws of the Cayman Islands and possesses all franchises, licenses, permits, authorisations and approvals necessary to enable it to use its company name and to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted and as proposed to be conducted except for such franchises, licenses, permits, authorisations and approvals the failure of which to obtain could not, individually or in the aggregate, have a Material Adverse Effect on it. The Servicer is in compliance in all material respects with all terms and conditions of such franchises, licenses, permits, authorisations and approvals;

(ii)	The Servicer is duly qualified to do business as a limited liability company, in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties or assets requires qualification except for such jurisdictions where the failure to be so qualified could not, individually or in the aggregate, have a Material Adverse Effect on it.

(b)	Authority:

(i)	It has all requisite power and authority to execute this Servicing Agreement and to consummate the transactions and to perform its obligations contemplated hereby.

(ii)	It has duly and validly executed and delivered this Servicing Agreement and this Servicing Agreement is a legal, valid and binding obligation of the Servicer, enforceable against it subject to the payment of applicable stamp duty, bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium, and similar laws affecting creditors’ rights and remedies and to general principles of equity.

(c)	No Conflicts: Neither the execution and delivery of this Servicing Agreement nor the consummation of the transactions contemplated hereby nor performance by the Servicer of any of its obligations hereunder will:

(i)	violate any provision of its constituent documents;

(ii)	violate any order, writ, injunction, judgment or decree applicable to it or any of its properties or assets;

(iii)	violate in any material respect any Applicable Law; or

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(iv)	result in any conflict with, breach of or default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, warrant or other similar instrument or any license, permit, material agreement or other material obligation to which it is a party or by which it or any of its properties or assets may be bound;

except, in the case of sub-clauses (iii) or (iv), such violations, conflicts, breaches or defaults which could not, individually or in the aggregate, have a Material Adverse Effect on it.

(d)	Consents and approvals: No action, consent or approval by, or filing with, any Governmental Authority or any other regulatory or self-regulatory body, or any other Person, is required in connection with the execution, delivery or performance by the Servicer of this Servicing Agreement or the consummation by it of the transactions contemplated hereby which has not been obtained.

(e)	Compliance with Applicable Law: The Servicer is in compliance in all material respects with all Applicable Law and any filing requirements relating thereto, except where any non-compliance could not individually or in the aggregate have a Material Adverse Effect on it.

(f)	Litigation; Decrees:

(i)	Except as disclosed by the Servicer to the Customer in writing on or prior to the date hereof, there are no claims, actions, suits, arbitrations or other proceedings or investigations (i) pending or, to the best knowledge of the Servicer, threatened, by or against or affecting the Servicer, and (ii) pending, or to the best knowledge of the Servicer, threatened, by or against or affecting the Servicer, related to the transactions contemplated by this Servicing Agreement.

(ii)	The Servicer is in compliance in all material respects with each outstanding judgment, order or decree of any Governmental Authority or arbitrator applicable to it, if any, and no such judgment, order or decree has or could have a Material Adverse Effect on it.

(g)	Staffing / sub-contracting: The Servicer shall maintain adequate levels of staffing and/or sub-contractors to carry out the Services in according with this Servicing Agreement.

Lessor’s Representations and Warranties

4.3 As of the date hereof, the Lessor represents and warrants to the Customer and the Servicer as follows:

(a)	Aircraft Related Documents: Each Aircraft Related Document delivered to the Servicer to which the Lessor is a party is a legal, valid and binding agreement of the Lessor (including by way of assignment or novation if applicable) and is enforceable against the Lessor subject to bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium and similar laws affecting creditors’ rights and remedies and to general principles of equity. The Lessor is not aware of any default or potential default (howsoever defined) by any party (including itself) under any Aircraft Related Document.

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(b)	Organisation and Standing: It is a national banking association chartered under the laws of the United States of America and it has the full corporate power and authority to own its assets and to carry on its business as presently conducted and to perform its obligations hereunder.

(c)	Authority:

(i)	The Lessor has all requisite power and authority to execute this Servicing Agreement and to consummate the transactions and to perform its obligations contemplated hereby.

(ii)	This Servicing Agreement is duly and validly executed and delivered by the Lessor and this Servicing Agreement is a legal, valid and binding obligation of the Lessor, enforceable against it subject to bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium, and similar laws affecting creditors’ rights and remedies and to general principles of equity.

(d)	No Conflicts: Neither the execution and delivery of this Servicing Agreement nor the consummation of the transactions contemplated hereby nor performance by the Lessor of any of its obligations hereunder will:

(i)	violate any provision of its constituent documents;

(ii)	violate any order, writ, injunction, judgment or decree applicable to it or any of its properties or assets;

(iii)	violate in any material respect any Applicable Law; or

(iv)	result in any conflict with, breach of or default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, warrant or other similar instrument or any license, permit, material agreement or other material obligation to which it is a party or by which it or any of its properties or assets may be bound;

except, in the case of sub-clauses (iii) or (iv), such violations, conflicts, breaches or defaults which could not, individually or in the aggregate, have a Material Adverse Effect on it.

(e)	Consents and approvals: No action, consent or approval by, or filing with, any Governmental Authority or any other regulatory or self-regulatory body, or any other Person, is required in connection with the execution, delivery or performance by the Lessor of this Servicing Agreement or the consummation by it of the transactions contemplated hereby which has not been obtained.

(f)	Compliance with Applicable Law: The Lessor is in compliance in all material respects with all Applicable Law and any filing requirements relating thereto, except where any non-compliance could not individually or in the aggregate have a Material Adverse Effect on it.

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(g)	Litigation; Decrees:

(i)	There are no claims, actions, suits, arbitrations or other proceedings or investigations (i) pending or, to the best knowledge of the Lessor, threatened, by or against or affecting the Lessor, and (ii) pending, or to the best knowledge of the Lessor, threatened, by or against or affecting the Lessor, related to the transactions contemplated by this Servicing Agreement.

(ii)	The Lessor is in compliance in all material respects with each outstanding judgment, order or decree of any Governmental Authority or arbitrator applicable to it, if any, and no such judgment, order or decree has or could have a Material Adverse Effect on it.

5. SERVICER’S UNDERTAKINGS

Access

5.1 The Servicer, at such times as the Customer or the Lessor may reasonably request, shall grant to the Customer or Lessor and their respective officers, advisors and agents access to such documents and other records (x) generated by the Servicer as part of its performance of the Services hereunder; and (y) delivered by the Lessee to the Servicer in respect of the Aircraft, in each case as Servicer may have in its possession from time to time (copies of which the Customer or the Lessor and their respective officers, advisors and agents, as the case may be, shall (at their expense) be entitled to take).

Compliance with Law

5.2 The Servicer shall, in connection with the performance of the Services, comply in all material respects with all laws, rules and regulations applicable to it.

5.3 Servicer hereby represents, warrants and agrees that (a) in carrying out its responsibilities under this Mandate, neither Servicer nor any of its officers or employees shall pay, offer or promise to pay, or authorize the payment directly or indirectly of any monies or anything of value for the purpose of including or rewarding any favourable action by an customer of Servicer, or any third party with whom Servicer has any business dealing arising from the Lease Management Services, in any commercial transaction or in any governmental matter to (i) any person or firm employed by or acting for or on behalf of any person, whether private or governmental or (ii) any governmental official or employee or any political party or candidate for political office, (b) no owner, partner, officer, director or employee of Servicer or any parent or subsidiary company of Servicer will become an official or employee of any Governmental Authority during the term of this Mandate, unless such person obtains the prior written approval of the Company and (c) no government or political official, candidate for political office or Governmental Authority or political party is associated with or owns an interest in Servicer or has any legal or beneficial interest hereunder. Servicer shall ensure that all actions taken by its officers or employees comply with the Foreign Corrupt Practices Act as amended (15 U.S.C. 78m, 78 dd-1 et seq. 78ff) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 (H.R. 3162), in each case to the extent applicable to Servicer . With respect to any transaction arising under the Mandate, it is specifically understood and agreed that Servicer shall not seek or receive any payments in the nature of a commission, rebate or similar benefit paid directly or indirectly by any customer of Servicer, or any third party with whom Servicer has any business dealing arising from the Lease Management Services, nor shall any employee or representative of Servicer receive any such payment paid directly or indirectly by or through Servicer. For purposes hereof, the term “Governmental Authority” means any domestic or foreign court, tribunal, department, authority or agency or any nation or any state or municipality or any political subdivision thereof exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

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Location of Performance of Services

5.4 The Servicer shall manage and control the performance of the Services exclusively from within Ireland.

Commingling

5.5 The Servicer hereby covenants with the Customer and the Lessor that during the term of this Servicing Agreement it covenants as follows:

(a)	if the Servicer receives any money whatsoever, which money belongs to the Customer or the Lessor or is to be paid to the Customer or the Lessor, it will hold such money on trust for the Customer or the Lessor as the case may be, and shall as promptly as practicable thereafter pay the same into the relevant account in accordance with the terms of the Lease or this Servicing Agreement (as the case may be) without exercising any right of set-off it may have; and

(b)	it will keep adequate records to permit the segregation and identification of its assets and liabilities from those of the Customer or the Lessor.

6. UNDERTAKINGS OF THE CUSTOMER AND THE LESSOR

Cooperation

6.1 The Customer and the Lessor shall, and shall cause their respective agents to, use commercially reasonable efforts to cooperate with the Servicer at all times in order to enable the Servicer to provide the Services, including providing the Servicer with all powers of attorney as may be reasonably necessary or appropriate for the Servicer to perform the Services.

No Representation with Respect to Third Parties

6.2 The Customer agrees that as between the Servicer, on the one hand, and the Customer and the Lessor, on the other hand, no representation is made as to the financial condition and affairs of the Lessee or any vendor or supplier utilised by the Servicer in connection with its performance of the Services.

Document Amendments

6.3 Neither the Customer nor the Lessor shall take any action that would increase in any material respect the scope, nature or level of the Services to be provided under this Servicing Agreement or that would affect the Servicer’s rights, obligations or liabilities under this Servicing Agreement, in each case without the Servicer’s express prior written consent, including by entering into, amending, modifying or supplementing any Aircraft Related Document if, in doing so, the effects described above would occur (it being understood that (i) the Servicer shall have no liability to the Customer or the Lessor directly or indirectly arising out of, in connection with or related to, the Servicer’s failure to perform such increased Services prior to any such amendment, modification or supplement being consented to in writing by the Servicer and (ii) neither the Customer nor the Lessor shall be permitted to engage another Person to perform the affected Services without the prior written consent of the Servicer).

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Communications

6.4 The Customer and the Lessor shall forward promptly to the Servicer a copy (or, if such communication is oral, notify the Servicer by prompt oral or written notice, and, if oral notice, confirmed in writing upon request) of any communications received from any Person in relation to the Services to be provided with respect to the Aircraft.

Execution, Amendment, Modification or Termination of Aircraft Related Documents

6.5 No later than five (5) Business Days after the date that (i) any agreement, instrument or other document becomes an Aircraft Related Document or (ii) any Aircraft Related Document shall have been amended, modified or terminated, the Customer or Lessor shall deliver written notice thereof to the Servicer together with (a) in the case of any newly executed Aircraft Related Document, a true and complete copy of such Aircraft Related Document, or (b) in the case of any amendment, modification or termination, a true and complete copy of any related agreement, instrument or other document; provided, however, that such notice or such document shall not be required to be delivered (but shall be delivered if (i) the Servicer does not have possession of such notice or document, or (ii) delivery is so requested by the Servicer) if the Servicer were substantially involved in the preparation and execution of such new, amended, modified or terminated agreement, instrument or other document.

Insurance

6.6 Without prejudice to clause 9.2, the Customer and the Lessor shall use commercially reasonable efforts to cause the Lessee to name the Servicer as an additional insured under the insurances required to be maintained by the Lessee under the Lease.

Notification of Bankruptcy

6.7 If the Customer or the Lessor shall consider taking any action to:

(a)	file any petition or application, commence any proceeding, pass any resolution or convene a meeting with respect to (i) itself, any of its Affiliates or any of its assets under any Applicable Law or other law relating to the appointment of an examiner, liquidator, receiver, trustee, administrator or similar Person with respect to the Customer or the Lessor or over the whole or any part of any properties or assets of the Customer or the Lessor or (ii) any bankruptcy, reorganisation, moratorium, compromise arrangements or insolvency of the Customer or the Lessor; or

(b)	make an assignment for the benefit of its creditors generally;

then the Customer or the Lessor (as applicable) shall notify the Servicer of such consideration a reasonable period of time prior to taking any such action to the extent practicable, but, in any event, prior to taking any such action (it being understood that the foregoing notice requirement shall not be construed to prohibit or restrain the taking of any action described in (a) or (b) above). If the Customer or the Lessor becomes aware of the intention of, or any action by, any Person (whether a creditor or member of the Customer or the Lessor) to appoint an examiner, liquidator, receiver, trustee or administrator or similar Person, it shall promptly notify the Servicer accordingly.

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Further Assurances

6.8 The Customer and the Lessor agree, and shall cause their respective agents to agree, that, at any time and from time to time, upon the written request of the Servicer, it will execute and deliver such further documents and do such further acts and things as the Servicer may reasonably request in order to effect the purposes of this Servicing Agreement.

Access to Bank Accounts

6.9 The Customer and the Lessor agree, and shall cause their respective agents to co-operate with the Servicer to the extent necessary to enable the Servicer to have such access to the Bank Accounts as may be required for the Servicer to carry out the Services including but not limited to monitoring that the various payments from the Lessee are to be made on a basis consistent with the terms of the Lease.

7. TRANSACTION APPROVAL

Request for Authority to Take Protective Action

7.1 If the Servicer or the Lessor reasonably determines that any action to protect the interests of the Customer or the Lessor, which it is not expressly authorised under this Servicing Agreement, is required in respect of the Aircraft (a Protective Action), it may notify the Customer and the Lessor in writing (which may be in an email) of such Protective Action together with an estimate of the costs and expenses of the Servicer in relation thereto. The Servicer shall not be under any obligation to take any Protective Action until the Customer or the Lessor has agreed in writing (which may be in an email) that the Servicer is authorised to undertake the Protective Action on its behalf and to pay the Servicer´s fees and expenses relating thereto.

Request for Additional Services

7.2 The Customer may, by written request to the Servicer (which may be in an email), request that the Servicer provides services in respect of the Aircraft which are outside the scope of the Services including, without limitation, services relating to periodic inspection of the Aircraft, the re-delivery of the Aircraft, the sale or re-lease of the Aircraft, any enforcement action required in relation to the Aircraft or assistance with the financing or refinancing of the Aircraft (the Additional Services). If the Customer makes such a request, the Servicer may submit to the Customer a written proposal (which may be in an email) for the performance of the Additional Services (an Additional Services Proposal). The Servicer and the Customer shall then discuss the Additional Services Proposal, provided that the Servicer shall not be under any obligation to undertake any Additional Services until the Customer has agreed in writing (which may be in an email) that the Servicer is authorised to undertake the Additional Services on its behalf and to pay the Servicer’s fees and expenses relating thereto.

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Authority of Servicer

7.3 Consistent with the overall business objectives of the Customer and Lessor with respect to the Aircraft and with the delegation to the Servicer by the Customer and Lessor of a practicable and workable level of autonomy, responsibility and authority regarding the performance of the Services, the Servicer shall have full autonomy and authority with respect to the Aircraft to carry out the Services in accordance with this Servicing Agreement, subject to the limitation that the Servicer shall not do any of the following without the express written consent of the Customer and subject always to the terms of the Aircraft Related Documents (to the extent that the Aircraft Related Documents have been provided to the Servicer):

(a)	sell, lease, sub-lease or otherwise dispose of the Aircraft;

(b)	enter into any new lease in respect of the Aircraft or terminate the Lease; or

(c)	make any capital expenditure for any proposed improvement or modification of the Aircraft.

8. SERVICING FEES; EXPENSES; TAXES

Servicing Fees

8.1 (a)	In consideration of the Servicer’s performance of Services, the Customer agrees to pay to the Servicer servicing fees equal to one (1.00)% of all Rent payable by the Lessee under the Lease (the Servicing Fees) so long as the Aircraft remains subject to this Servicing Agreement.

(b)	The Servicing Fees shall be payable monthly on each Rent Date to the Servicer´s Account, provided that the Servicing Fees payable from January 24, 2014 up to and including the date hereof shall be paid on the date hereof.

(c)	The Servicer shall provide the Customer with an invoice not less than five (5) Business Days prior to each Rent Date in respect of the Servicing Fees payable on that Rent Date together with any other information in a timely manner that the Customer may request to enable the Customer to determine the timing and amount of any payment that the Servicer is entitled to receive pursuant to this Servicing Agreement.

Expenses

8.2 (a)	The Servicer shall be responsible for, and shall not be entitled to reimbursement for the following overhead expenses (Overhead Expenses) of the Servicer:

(i)	salary, bonuses, company cars and benefits of the Servicer’s employees;

(ii)	office, office equipment and rental expenses of the Servicer;

(iii)	telecommunications expenses;

(iv)	advertising and promotional expenses of the Servicer; and

(v)	Taxes on the income, receipts, profits, gains, net worth or franchise of the Servicer and payroll, employment and social security taxes for employees of the Servicer.

(b)	The Customer shall be responsible for and shall pay directly or shall reimburse to the Servicer, upon presentation of invoices evidencing in reasonable detail the reasonable costs incurred, all costs and expenses relating to or associated with the Aircraft other than Overhead Expenses (Aircraft Expenses) and the Servicer shall not under any circumstances be obliged to incur any expenses to any third parties without the prior agreement of the Customer to reimburse the Servicer therefor.

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Taxes

8.3 (a)	All amounts payable by or on behalf of the Customer pursuant to this Servicing Agreement are stated exclusive of any applicable value added tax. The Customer shall pay to the Servicer any applicable value added tax upon production of a valid value added tax invoice by the Servicer. All amounts payable by the Customer to an Indemnified Party pursuant to this Servicing Agreement shall be inclusive of value added tax save to the extent such Indemnified Party is entitled to recover (by way of repayment, credit or set off) the whole or any part of such value added tax. Where it is so entitled, at the request of the Customer, value added tax shall be payable in addition thereto on production of a valid value added tax invoice but payment of the value added tax element shall not fall due until the latest possible date under which the Customer is required to account for the value added tax pursuant to Applicable Law; provided, however, that, to the extent such payment of the value added tax element shall fall due prior to the date on which such Indemnified Party shall receive such repayment, credit or set-off (and such Indemnified Party shall be obliged to use reasonable endeavours (taking into account its overall tax position) to obtain such payment, credit or set off as soon as possible), the Customer shall make such Indemnified Party whole on an After-Tax Basis for any resulting loss of the time value of funds. The Servicer shall if requested in writing by the Customer or the Lessor, to the extent not prohibited by law or contrary to the Servicer’s commercial interests, act on the Customer or the Lessor’s behalf in processing any refund of value added tax.

(b)	The Customer shall, on an After-Tax Basis, pay and indemnify and hold any Indemnified Party harmless from all Taxes imposed, levied or assessed against or upon the Customer or any Indemnified Party by any Governmental Authority upon or with respect to any of the Operative Agreements or any payment pursuant thereto, other than:

(i)	payroll, social security and employment Taxes of such Indemnified Party and any Taxes that are based on or measured by the net income, net receipts, net profits, net worth, franchise or conduct of business of such Indemnified Party;

(ii)	any Taxes imposed on an Indemnified Party by any Governmental Authority of or in any jurisdiction, to the extent such Taxes would not have been imposed but for any connection of such Indemnified Party with the jurisdiction imposing such Taxes (other than any such connection that results solely from activities of such Indemnified Party or any Affiliate which activities are located in such jurisdiction by reason of the location of (x) a specific lessee or sublessee of the Customer or (y) an Aircraft or any part thereof, or any other Person with whom the Customer may be engaging, or contemplating engaging, in a commercial relationship) (other than any Indemnified Party);

(iii)	Taxes attributable to events or conditions arising after the termination or expiration of this Servicing Agreement;

(iv)	Taxes which could have been avoided or mitigated when considered against the Taxes actually payable but only to the extent such Taxes could have been mitigated if the Servicer had provided, or caused the Indemnified Party to provide, documentation requesting any available exemption or relief the provision of which would not adversely affect such Person; and

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(v)	Taxes imposed as a result of the Gross Negligence or wilful misconduct of any Indemnified Party.

(c)	If any claim or demand is asserted in writing with respect to a Tax indemnified hereunder, such Indemnified Party shall in good faith notify the Customer of such claim or demand within 10 days of receipt thereof; provided, however, that failure to give such notification shall not affect such Indemnified Party’s entitlement to indemnification hereunder (except in respect of interest or penalties resulting from such failure) unless such failure shall materially and adversely prejudice the ability of the Customer to defend itself or any Indemnified Party against any such action, claim, demand, proceeding or suit. If the Customer shall so request within 30 days after receipt of such notice, such Indemnified Party shall in good faith at the Customer’s expense contest the imposition of such Tax.

(d)	All Taxes with respect to which a Customer has an indemnification responsibility under this Clause 8.3 shall be paid not later than the date such Taxes shall be due unless and to the extent that, in the case of Taxes that do not burden any of the assets or property of any Indemnified Party and are assessed solely upon the Customer, the Customer shall be contesting such Taxes in good faith by appropriate proceedings, in which case such Taxes, or so much thereof as was contested and unpaid, shall be paid promptly upon a final determination that such Taxes, are due and payable. In the event any Taxes with respect to which the Customer has an indemnification responsibility under this Clause 8.3 are levied on any Indemnified Party, or any Indemnified Party is required by law or otherwise to pay any such Taxes in the first instance or as a result of the Customer’s failure to comply with, or non-performance in relation to, any Applicable Law or regulations governing the payment thereof by the Customer, the Customer shall pay to such Indemnified Party the full amount thereof on an After-Tax Basis within 10 Business Days after receipt from such Indemnified Party of any written request for such payment accompanied by a description of the Taxes that have been levied. Any payment required to be made hereunder and not made at the time specified under this Clause 8.3 shall bear interest at the rate actually paid by such Indemnified Party on the delayed payment of the Taxes being indemnified, calculated from the date such Indemnified Party paid such Taxes to the date such payment is actually received by such Indemnified Party.

9. TERM; RIGHT TO TERMINATE; RESIGNATION; CONSEQUENCES OF EXPIRATION; TERMINATION, RESIGNATION OR REMOVAL; SURVIVAL

Term

9.1 Subject to Clause 9.2, this Servicing Agreement shall have a term commencing on the date hereof and expiring on the Lease Expiry Date. During the term, this Servicing Agreement shall not be terminable by either party except as expressly provided in this Clause 9.

Conditions Precedent

9.2 The obligations of the Servicer under this Servicing Agreement are subject to the Servicer having received:

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(a)	copies of all of the Aircraft Related Documents entered into or provided in respect of the Aircraft prior to the date of this Servicing Agreement;

(b)	an insurance certificate naming the Servicer as additional insured under the insurances required to be maintained by the Lessee under the Lease; and

(c)	an insurance certificate naming the Servicer as additional insured under the Customer’s contingent liability insurances.

The Servicer shall notify the Customer promptly upon being so satisfied.

Servicer’s Right to Terminate on default

9.3 (a)	At any time during the term of this Servicing Agreement, the Servicer shall be entitled to terminate this Servicing Agreement by written notice to the Customer and the Lessor stating the effective date of termination with due observance of the notice provisions provided herein, if:

(i)	the Customer shall fail to pay in full (1) any Servicing Fees within 5 (five) Business Days after receipt of written notice of such failure or (2) any other amount payable to the Servicer hereunder or under any other Operative Agreement within ten (10) Business Days after receipt of written notice of such failure; or

(ii)	the Customer or the Lessor shall fail to perform or observe or shall violate in any material respect any material term, covenant, condition or agreement to be performed or observed by it in respect of this Servicing Agreement or any other Operative Agreement (other than with respect to payment obligations of the Customer referred to in sub-paragraph (a)(i) of this Clause 9.3) and such failure to perform or violation is not remedied within thirty (30) days of written notice from the Servicer to the Customer or the Lessor requiring the same to be remedied; or

(iii)	any material representation or warranty made by the Customer or the Lessor under this Servicing Agreement shall prove to have been false or misleading in any material respect when made and if possible to remedy is not remedied within thirty (30) days of written notice from the Servicer to the Customer or the Lessor requiring the same to be remedied;

(iv)	the Aircraft shall cease to be held on trust by the Lessor for the Customer;

(v)	an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking relief in respect of the Customer or the Lessor or in respect of a substantial part of the property or assets of the Customer or the Lessor under any bankruptcy, insolvency, examination, receivership or similar law, and such proceeding or petition shall continue undismissed for 30 (thirty) days or an order or decree approving or ordering any of the foregoing shall be entered or the Customer or the Lessor shall go into liquidation, suffer a receiver or mortgagee to take possession of all or substantially all of its assets or have an examiner appointed over it or if a petition or proceeding is presented for any of the foregoing and not discharged within 30 (thirty) days; or

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(vi)	the Customer or the Lessor shall:

(A)	voluntarily commence any proceeding or file any petition seeking general protection from its creditors under any bankruptcy, insolvency, examination, receivership or similar law; or

(B)	consent to the institution of, or fail to contest the filing of, any petition described in sub-clause (A) above; or

(C)	file an answer admitting the material allegations of a petition filed against it in any such proceeding; or

(D)	make a general assignment of the benefit of its creditors.

Customer’s right to terminate on default

(b)	At any time during the term of this Servicing Agreement, the Customer or the Lessor shall be entitled to terminate this Servicing Agreement, by written notice to the Servicer stating the effective date of termination with due observance to the notice periods provided herein, with respect to the Aircraft if:

(i)	the Servicer shall fail in any material respect to perform any Services in accordance with the Standard of Care or the Conflicts Standard or otherwise breaches the express terms, conditions and obligations of this Servicing Agreement (including without limitation, the Operating Guidelines) in any material respect and such failure to perform or breach is not remedied within thirty (30) days of written notice from the Customer to the Servicer requiring the same to be remedied; or

(ii)	any material representation or warranty made by the Servicer under this Servicing Agreement shall prove to have been false or misleading in any material respect when made and if possible to remedy is not remedied within thirty (30) days of written notice from the Customer or Lessor to the Servicer requiring the same to be remedied; or

(iii)	an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking relief in respect of the Servicer or of a substantial part of the property or assets of the Servicer under any bankruptcy, insolvency, examinership, receivership or similar law, and such proceeding or petition shall continue undismissed for thirty (30) days or an order or decree approving or ordering any of the foregoing shall be entered or the Servicer shall go into liquidation, suffer a receiver or mortgagee to take possession of all or substantially all of its assets or have an examiner appointed over any of them or if a petition or proceeding is presented for any of the foregoing and not discharged within thirty (30) days; or

(iv)	the Servicer shall (A) voluntarily commence any proceeding or file any petition seeking relief under bankruptcy, insolvency, examinership, receivership or similar law, (B) consent to the institution of, or fail within 60 days to contest the filing of, any petition described in sub-clause (iii) above, (C) file an answer admitting the material allegations of a petition filed against any of them in any such proceeding, or (D) make a general assignment for the benefit of any of its creditors; or

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(v)	the Servicer ceases, or the Servicer gives notice that it intends to cease, to be actively involved in the aircraft advisory and management business.

9.4 No termination of this Servicing Agreement may be effected under Clauses 9.3(b)(i) to (iv) unless a Replacement Servicer has been appointed in respect of the Servicer, provided always (and subject to clause 9.1) that if a Replacement Servicer has not been appointed within ninety (90) days after any notice of termination of this Servicing Agreement by the Servicer, the Servicer may by notice in writing to the Customer and the Lessor resign forthwith with immediate effect and this Servicing Agreement shall terminate on the date of such notice of resignation.

Right to Terminate without default

9.5 At any time during the term of this Servicing Agreement, the Servicer, the Customer or the Lessor shall each be entitled to terminate this Servicing Agreement by written notice to each of the other parties hereto stating the effective date of termination which shall fall no earlier than 90 (ninety) days after the date of such notice of termination.

Consequences of Expiration, Termination, Resignation or Removal

9.6 Notices

(a)	Upon the expiration or termination of this Servicing Agreement in accordance with this Clause 9, or upon the resignation by or removal of the Servicer with respect to the performance of the Services for the Aircraft, the Servicer will promptly forward to the Customer any notices, reports and communications received by it from the Lessee during the one year immediately after expiration, termination, resignation or removal.

(b)	The Customer will notify promptly the Lessee and any relevant third party of the termination, resignation or removal of the Servicer under this Servicing Agreement in relation to the Aircraft and will request that all such notices, reports and communications thereafter be made or given directly to the Replacement Servicer and the Customer.

Accrued Rights

9.7 A termination, resignation or removal of the Servicer in relation to the Aircraft shall not affect the rights and liabilities of any party accrued prior to such termination in respect of any prior breaches hereof or otherwise.

Payment of Fees and Expenses

9.8 Upon the expiration or termination of this Servicing Agreement in accordance with this Clause 9, or upon the resignation by or removal of the Servicer with respect to the performance of the Services for the Aircraft, so long as the Servicer is continuing to perform the Services, the Customer shall continue to pay Servicing Fees and Aircraft Expenses to the Servicer provided that all Aircraft Related Documents (in the possession of the Servicer) have been handed over by the Servicer to the Replacement Servicer, or in the event that no Replacement Servicer has been appointed, to the Customer.

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Transition

9.9 Upon the expiration or termination of this Servicing Agreement in accordance with this Clause 9, or upon the resignation by or removal of the Servicer with respect to the performance of the Services for the Aircraft, the Servicer shall promptly (but no later than sixty (60) days after the appointment and acceptance of any Replacement Servicer) return the originals (and all copies) within its possession of all Aircraft Related Documents to the Customer or the Replacement Servicer and shall provide the Customer or the Replacement Servicer with such access to other non-confidential, non-proprietary documentation and information generated by Servicer as part of the performance of the Services (upon the request and cost of the Customer and to the extent practicable, copies thereof) within its possession as is reasonably necessary to continue the conduct of the business of the Customer and the Services to be provided by or the Replacement Servicer with minimal material disruption to the conduct of the Customer’s business. The Servicer shall (at the reasonable cost of the Customer) co-operate with any reasonable request made by the Replacement Servicer in effecting the termination of its responsibilities.

Survival

9.10 Notwithstanding any termination or the expiration of this Servicing Agreement:

(a)	the obligations of the Customer under Clauses 9.7 to 9.10 (inclusive), Clause 10, Clause 12.2, Clause 12.3, and Clause 12.8 of this Servicing Agreement and the Servicer’s obligations under Clauses 9.7 to 9.10 (inclusive) and Clause 10, Clause 12.2, Clause 12.3, and Clause 12.8 shall survive such termination or expiration, as the case may be; and

(b)	the representations and warranties contained in Clause 4 shall survive and remain in full force and effect until the third anniversary of the date on which this Servicing Agreement shall have expired or terminated.

10. INDEMNIFICATION

Indemnity

10.1 (a)	Notwithstanding anything to the contrary set forth herein or in any other Operative Agreement, the Customer hereby assumes liability for, and hereby agrees to indemnify and hold harmless on an After-Tax Basis each of the Indemnified Parties from any and all Losses that may be imposed on, incurred by or asserted against any Indemnified Party, directly or indirectly, arising out of, in connection with or related to the Servicer’s performance under this Servicing Agreement, from errors in judgment or omissions by the Servicer under this Servicing Agreement or any action which the Servicer is requested to take or requested to refrain from taking by the Customer or as contemplated by this Servicing Agreement; provided, however, that such indemnity shall not apply to the extent that such Losses are directly caused by the willful misconduct, fraud or Gross Negligence of the Servicer or any Servicers Representative in respect of its obligation to apply the Standard of Care or otherwise in respect of the performance of the Services.

(b)	Each Indemnified Party agrees to give the Customer prompt notice of any action, claim, demand, discovery of fact, proceeding or suit for which the applicable Indemnified Party intends to assert a right to indemnification under this Servicing Agreement; provided, however, that failure to give such notification shall not affect such Indemnified Party’s entitlement to indemnification under this Clause 10.1 unless and only to the extent such failure results in actual prejudice to the Customer.

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Procedures for Defence of Claims Relating to Indemnity

10.2 (a)	If a Third Party Claim is made against any Indemnified Party, the applicable Indemnified Party shall promptly notify the Customer in writing of such claim (which notice shall include all relevant information reasonably necessary for the Customer to understand such claim which is in the possession or under the control of, or which can with reasonable commercial efforts be obtained by, such Indemnified Party at the time of such notice, subject to Applicable Law and confidentiality obligations), and the Servicer or the Customer (as agreed between them) will undertake the defence thereof. The failure to notify the Customer promptly shall not relieve the Customer of its obligations under this Clause 10 unless and only to the extent that such failure results in actual prejudice to the Customer.

(b)	The Customer may within 30 days, undertake the conduct and control, through counsel of its own choosing (subject to the consent of the applicable Indemnified Party, such consent not to be unreasonably withheld or delayed) and at the Customer’s risk and expense, the good-faith settlement or defence of such Third Party Claim against such Indemnified Party, and the applicable Indemnified Party shall cooperate fully with the Customer in connection therewith; provided, however, that (i) the Customer shall have acknowledged in writing that it is obliged to indemnify the applicable Indemnified Party for such claim, (ii) at all times the applicable Indemnified Party shall be entitled to participate in such settlement or defence through counsel chosen by it, provided that the fees and expenses of such counsel shall be borne by the applicable Indemnified Party, and (iii) the Customer shall not be entitled to settle such claims unless it shall have confirmed in writing its obligation to indemnify the applicable Indemnified Party for the liability asserted in such claim. The Customer shall obtain the written consent of the applicable Indemnified Party prior to ceasing to defend, settling or otherwise disposing of such claim if as a result thereof such Indemnified Party would become subject to injunctive, declaratory or other equitable relief or the business of such Indemnified Party would be materially adversely affected in any manner.

(c)	So long as the Customer is reasonably contesting any such claim against such Indemnified Party in good faith, such Indemnified Party shall fully cooperate with the Customer in the defence of such claim as is reasonably required by the Customer. Such cooperation shall include the retention and the provision of records and information which are reasonably relevant to such Third Party Claim and making directors, officers and employees available on a mutually convenient basis to provide additional information. Neither the Servicer nor any other Indemnified Party shall settle or compromise any such claim without the written consent of the Customer unless the Servicer or the applicable Indemnified Party agrees in writing to forego any and all claims for indemnification from the Customer with respect to such claim.

(d)	If the Customer, within ten (10) days after notice of any such claim, does not agree to defend such Third Party Claim as requested by the applicable Indemnified Party, such Indemnified Party will have the right to undertake the defence, compromise or settlement of such Third Party Claim.

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Reimbursement of Costs Relating to Indemnity

10.3 The costs and expenses, including reasonable fees and disbursements of counsel (except as provided in clause (i) of the proviso to the first sentence of Clause 10.2(b)) and expenses of investigation, incurred by any Indemnified Party in connection with any Third Party Claim, shall be reimbursed on a quarterly basis by the Customer upon the submission of evidence reasonably satisfactory to the Customer that such expenses have been incurred, without prejudice to the Customer’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event that the Customer is ultimately held not to be obliged to indemnify the Indemnified Party.

11. ASSIGNMENT AND DELEGATION

No party to this Servicing Agreement shall assign or transfer all or any part of its rights or obligations hereunder to any Person without the prior written consent of all other parties; provided, however that the foregoing provisions on assignment and transfer shall not limit the ability of the Servicer to (i) contract with any Person, including any of its Affiliates, for Services in respect of the Aircraft or (ii) delegate, and/or sub-contract the performance of any of the Services to any Person, and any such delegation or sub-contracting pursuant to this Clause 11 shall not require any approval pursuant to Clause 7.3.

12. MISCELLANEOUS

Notices

12.1 (a)	Each communication to be made under this Servicing Agreement shall be made in the English language in writing and, unless otherwise stated, shall be made by fax, letter or email.

(b)	Any communication or document to be made or delivered by one person to another pursuant to this Servicing Agreement shall (unless that other person has by 15 days’ written notice to the other parties hereto specified another address and/or fax number) be made or delivered to that other person at the address, email and fax number identified below:

if to the Customer, to:

c/o OH Aircraft Acquisitions, LLC

201 Main Street

Suite 1018

Fort Worth

Texas 76102

USA

Attention: Kevin G Levy

Fax: +1 817 820 1623

Email: klevy@keystoneftw.com

With a copy to:

Oak Hill Capital Management, LLC

65 East 55th Street

32nd Floor

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New York

New York 10022

USA

Attention: Gardenia Cucci

Fax: +1 212 527 8450

Email: gcucci@oakhillcapital.com

if to the Lessor, to:

Wells Fargo Bank Northwest, N.A.

260 N. Charles Lindbergh Drive

Salt Lake City

Utah 84111

USA

Attention: Corporate Trust Department

Fax: +1 (801) 246-5053

Email:

if to the Servicer, to:

Avolon Aerospace Leasing Limited

Building 1, The Oval

Shelbourne Road

Dublin 4

Ireland

Attention: Chief Operating Officer

Fax: +353 1 485 3242

Email: notices@avolon.aero

or to such other address as any party hereto shall from time to time designate in writing to the other parties.

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

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Governing Law

12.2 This Servicing Agreement shall be construed in accordance with, and this Servicing Agreement and all matters arising out of or relating in any way whatsoever to this Servicing Agreement (whether in contract, tort or otherwise) shall be governed by, the law of the State of New York.

Jurisdiction

12.3 (a)	With respect to any suit, action or proceedings relating to this Servicing Agreement or any matter between the parties arising under or in connection with this Servicing Agreement (Proceedings), each party irrevocably:

(i)	submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and

(ii)	waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Each party hereby agrees that a final judgment in any such Proceedings shall be conclusive and may be enforced in other jurisdictions otherwise having jurisdiction over such party by suit on such final judgment or in any other manner provided by law. Nothing in this Servicing Agreement precludes any party from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(b)	Avolon further agrees that service of process in any Proceeding also may be effected by mailing a copy thereof by registered or certified mail or by overnight courier service, postage prepaid, to it at its address specified below, such service to become effective 10 days after such mailing or delivery. Nothing in this Servicing Agreement will affect the right of any of the parties to serve process in any other manner permitted by law.

Waiver of Jury Trial

12.4 EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING. Each of the parties hereby (i) certifies that no representative, agent or attorney of any other parties has represented, expressly or otherwise, that such other parties would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Servicing Agreement by, among other things, the mutual waivers and certifications in this paragraph.

Counterparts

12.5 This Servicing Agreement may be executed in any number of counterparts and by the relevant Parties on separate counterparts, each of which is an original but all of which together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Servicing Agreement by e-mail (PDF) or telecopy shall be effective as delivery of a manually executed counterpart of this Servicing Agreement.

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Third Party Rights

12.6 Each Indemnified Party may enforce the terms of the provisions of this Servicing Agreement expressed to be made for its benefit.

Entire Agreement; Amendment and Waiver

12.7 This Servicing Agreement shall constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior written and oral agreements and understandings with respect to such subject matter. Neither this Servicing Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification shall be sought. No amendment, supplement, waiver or modification of the terms of any other Operative Agreement as in effect on the date hereof shall be binding on the Servicer unless consented thereto by the Servicer.

Restrictions on Disclosure

12.8 The Servicer agrees that it shall not, prior to the termination or expiration of this Servicing Agreement or within three years after such termination or expiration, disclose to any Person, any confidential or proprietary information, whether of a technical, financial, commercial or other nature, received directly or indirectly from the Customer regarding the Customer’s business, the Boeing Purchase Agreement, the Aircraft or the Lease, except as authorised in writing by the Customer, and except:

(a)	to the Servicer Representatives and any of their Affiliates in furtherance of the purpose of this Servicing Agreement;

(b)	to the extent required by Applicable Law or by judicial or administrative process, but in the event of proposed disclosure the Servicer shall seek the assistance of the Customer to protect information, in which the Customer has an interest, to the maximum extent achievable;

(c)	to the extent that the information:

(i)	was generally available in the public domain;

(ii)	was, to the Servicer’s knowledge, lawfully obtained from a source under no obligation of confidentiality, directly or indirectly, to the Customer;

(iii)	was disclosed to the general public with the approval of the Customer; or

(iv)	was developed independently by the Servicer or any of the Servicer’s Affiliates; and

to the extent the Servicer deems necessary to protect and enforce its rights and remedies under this Servicing Agreement.

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No Partnership

12.9 The parties hereto expressly recognise and acknowledge that this Servicing Agreement is not intended to create a partnership, joint venture or other similar arrangement between or among any of the parties thereto or their respective Affiliates.

Table of Contents; Headings

12.10 The table of contents and headings of the various sections and other subdivisions of this Servicing Agreement are for convenience of reference only and shall not modify, define or limit any of the terms or provisions of this Servicing Agreement.

Method of Payment

12.11 Except as otherwise agreed, all amounts required to be paid by any party to this Servicing Agreement to any other party hereunder (including in respect of any judgment or settlement entered in respect of this Servicing Agreement) shall be paid in dollars, by wire transfer, or other acceptable method of payment, of same day funds to a dollar account located in the United States as such party may specify by notice to the other party.

Payment on Business Days

12.12 If any payment under this Servicing Agreement is required to be made on a day other than a Business Day, the date of payment shall be extended to the next Business Day.

Default Interest

12.13 Any amount payable to any party or any of its representatives under this Servicing Agreement shall be paid on the date therein specified for payment of such amounts. To the extent that all or a portion of such amount is not paid on such date, such amount (or the unpaid portion thereof) shall bear interest at the Stipulated Interest Rate from such date until and through the date that such amount has been paid in full.

Severability

12.14 If any term, provision, covenant or condition of this Servicing Agreement is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Servicing Agreement, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Servicing Agreement so long as this Servicing Agreement as so modified continues to express, without material change, the original intentions of the parties hereto as to the subject matter hereof and the deletion of such portion of this Servicing Agreement will not substantially impair the respective expectations of any party hereto or the practical realization of the benefits hereof. Each party hereto will endeavor in good faith negotiations with the other parties hereto to replace the prohibited or unenforceable provision with a valid provision, the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision.

13. RELIANCE

The Servicer shall be entitled to rely on the provisions of this Servicing Agreement, including the Schedules, any direction of, or certification by, the Customer and the Transaction

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Approval Requirements in carrying out its obligations hereunder and the Customer hereby waives any rights to challenge any action taken by either Servicer that is consistent with the provisions of this Servicing Agreement (including the Standard of Care and the Conflicts Standard) or any such direction or certification or the Transaction Approval Requirements which has been approved by the Customer.

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SIGNATURE PAGE

IN WITNESS whereof the parties hereto have entered into this Servicing Agreement the day and year first above written.

SIGNED for and on behalf of	)
AVOLON AEROSPACE LEASING	)
LIMITED	)
by	)	/s/ Kathleen Oliver

SIGNED for and on behalf of	)
OH AA-4, LLC	)
by OH Aircraft Acquisitions, LLC, its Manager	)	/s/ Gardenia Cucci

SIGNED for and on behalf of	)
WELLS FARGO BANK NORTHWEST, N.A.	)
by	)	/s/ Jon Croasmun
Jon Croasmun
Vice President

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SCHEDULE 1

LEASE MANAGEMENT SERVICES

The provision of the Services set forth in this Schedule 1 will be made in accordance with the Standard of Care and subject in all cases to such approval as may be required or such limitations as may be imposed pursuant to Clause 7.3 of the Servicing Agreement and the provisions of this Schedule 1 shall be deemed to be so qualified.

Unless otherwise defined herein, all capitalised terms used in this Schedule 1 have the meanings assigned to such terms in Appendix A to the Servicing Agreement.

1. LEASE SERVICES

Collections and Disbursements

1.1 In connection with the Lease, the Servicer will:

(a)	invoice the Lessee if contemplated by the applicable Lease or otherwise arrange, as the Servicer reasonably deems appropriate, on behalf of the Customer, for all payments due from the Lessee under the Lease, to be directed to be paid to such accounts as are specified in writing by the Customer and, subject to the timely receipt by the Servicer of the information related to the receipt of all payments made pursuant to the Lease into any Bank Account, use reasonable commercial efforts to enforce the payment thereof in the event of a nonpayment by the relevant due date;

(b)	review from time to time, as deemed necessary by the Servicer, the level of Rent and other amounts that may be adjusted under the Lease and propose to the Lessee and/or make such adjustments to the Rent and other amounts as are required or that the Servicer otherwise reasonably deems appropriate;

(c)	subject to the timely receipt by the Servicer of the information related to the receipt of all payments made pursuant to the Lease into any Bank Account:

(i)	maintain appropriate records regarding payments under the Lease; and

(ii)	notify Customer, within one (1) Business Day of the due date for payment, of the non-payment of any amount under the Lease (a Lessee Payment Default) and keep the Customer informed of any Lessee Payment Default until such default is cured by Lessee or waived Lessor or any enforcement action is taken in respect of such default;

(d)	subject to the terms of any applicable Aircraft Related Document, apply any payments of any type received from the Lessee in accordance with the terms of the Lease; and

(e)	provide Financier, promptly on receipt thereof, duplicates or copies of all reports, notices, request, demands, certificates and other instruments furnished to Lessor under the Lease to the extent the same are not copied to Financier.

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Maintenance

1.2 The Servicer will perform the following technical services relating to the maintenance of the Aircraft:

(a)	monitor, or arrange for the monitoring by technical consultants selected by the Servicer of, the performance of maintenance obligations by the Lessee under the Lease relating to the Aircraft by including the Aircraft in the Servicer’s technical audit program, including, but not limited to, the monitoring of airworthiness directives and service bulletins it being understood that any physical inspection of the Aircraft shall be an Additional Service, to which the terms of Clause 7.2 shall apply;

(b)	consider and, to the extent the Servicer reasonably deems necessary or appropriate, approve the Lessee-originated modifications to the Aircraft submitted by the Lessee:

(i)	to the extent authorised by the terms of the Lease; or

(ii)	which the Servicer reasonably determines would not result in a material diminution in value of the Aircraft or the interests of the Customer; or

(iii)	which are approved by the Customer;

(c)	determine the amount (if any) that the Customer is obliged to contribute pursuant to the provisions of the Lease (taking into account the receivables position of the Lessee) to maintenance work performed, the cost of complying with any modification requirements, airworthiness directives and similar requirements;

(d)	confirm air authority approval of Lessee’s maintenance program and proposed maintenance performer;

(e)	provide the Customer and the Lessor with copies of all documents, certificates or notices received by the Servicer in respect of the Lessee’s insurance obligations under the Lease, monitor the performance by the Lessee of its insurance renewal obligations under clause 18.3 of the Lease, verify that the Servicer and the Customer are named as contract parties under the Lessee’s insurances and confirm that the quantum of insurance cover under the Lessee’s insurances is in accordance with its obligations under the Lease; and

(f)	give the Customer and the Lessor written notice of any insurance claim in relation to the Aircraft or damage to the Aircraft in excess of the damage notification threshold, in each case, of which the Servicer has actual knowledge.

Administration

1.3 The Servicer shall administer the Lease in accordance with its terms and as otherwise specifically addressed herein.

Enforcement

1.4 The Servicer shall:

(a)	advise the Customer as to the commercially reasonable steps required to enforce the obligations to the Customer of the Lessee and any other parties under the Lease and under any ancillary agreements thereto delivered by the Customer to the Servicer (including any guarantees of the obligations of the Lessee); and

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(b)	following any default by the Lessee under the Lease, advise the Customer as to the commercially reasonable steps it reasonably deems necessary or appropriate to preserve and enforce the rights of the Customer under the applicable Lease, including giving advice with respect to:

(i)	entering into negotiations with the Lessee with respect to the restructuring of such Lease or declaration of an event of default under the applicable Lease;

(ii)	drawing on or making disbursement of any letters of credit, guarantees or other credit support thereunder; and

(iii)	voluntary or involuntary termination of the Lease and repossession of the Aircraft in each case, as the Servicer (acting in accordance with the Standard of Care) reasonably deems necessary or appropriate and provided always that if the Customer requests the Servicer to provide any Additional Services, the performance of such Additional Services shall be subject to clause 7.2 of this Servicing Agreement.

Lease Modifications and Options

1.5 (a)	Amendments/Modifications

The Servicer shall, if requested by the Customer, advise the Customer as to the commercial reasonableness of any amendments and modifications to the Lease which are proposed by the Lessee, provided, however, that no amendments or modifications of the Lease may be entered into without the Customer’s and the Lessor’s prior written consent.

(b)	Options and Other Rights

The Servicer shall if requested by the Customer, advise the Customer with respect to:

(i)	the exercise by the Lessee or any other party of any option or right affecting the Aircraft or the Lease, consistent with the terms of any such option or right; and/or

(ii)	the exercise by the Customer of any right or option that the Customer may have with respect to either the Aircraft or the Lease.

2. MARKET RESEARCH; LESSEE INFORMATION

Market Research

2.1 The Servicer shall (i) provide reasonable face to face or telephone access to executives, officers and employees of the Servicer as reasonably requested by the Customer in order to confer with such executives, officers and employees regarding the market information relevant to the Aircraft of which such person is aware and (ii) maintain research capability relevant to the Aircraft.

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2.2 On reasonable request, the Servicer shall provide the Customer and the Lessor in summary form such information regarding the default history of the Lessee of which the Servicer has actual knowledge.

Appraisals

2.3 From time to time, but in any event no more frequently than once annually (unless specifically requested by a financier in connection with the financing of the Aircraft) the Customer may request and the Servicer shall use commercially reasonable efforts to obtain, current and/or projected valuations of the Aircraft at the Customer’s expense.

3. CUSTODY

The Servicer agrees to hold all original documents of the Customer that relate to the Aircraft in the possession of the Servicer entered into or provided after the date of this Servicing Agreement in safe custody and according to the commercially reasonable instructions of the Customer.

Cash Transfers

3.1 In the event that funds are required to be transferred from any Bank Account to the account of another Person (other than the Customer) in order to give effect to the directions of the Lessee in accordance with paragraph 1.1(d) of this Schedule 1, the Servicer shall provide the Customer with the necessary information to effect such a transfer and the Customer will cause the transfer to be made.

3.2 It is understood and agreed that (i) all decisions as to any transfers contemplated by this paragraph 3 shall, except as otherwise provided herein or in the other Operative Agreements, be the decisions and responsibility of the Customer and not the decisions and responsibility of the Servicer (and the Servicer shall not be subject to any other responsibilities not specified in this paragraph 3 or any liability whatsoever for any such transfers or any decisions of the Customer related thereto) and (ii) the Servicer shall have no responsibility as to the actions taken (or omitted) by any banking institution upon receipt of any payment instruction from the Customer in accordance with the procedures set forth in this paragraph 3.

4. REPORTS

At the end of each calendar month, the Servicer shall send the Customer a written report in respect of the Aircraft and the Lease setting out (but not limited to) the following information:

(a)	lease receivables;

(b)	technical information relating to the Aircraft to the extent provided by the Lessee;

(c)	compliance with insurance renewal requirements (if relevant);

(d)	utilisation and operational status of the Aircraft to the extent provided by the Lessee; and

(e)	description of defaults under the Lease of which the Servicer has actual knowledge.

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SCHEDULE 2

AIRCRAFT

The Servicing Agreement shall apply to the Aircraft set out in the table below.

Aircraft Type	MSN	Month of Delivery	Year of Delivery
Boeing 777FZB	37989	January	2014

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SCHEDULE 3

BANK ACCOUNTS

Bank Account:

Wilmington Trust Company

ABA: 031100092

A/C#: 107354-000

A/C Name: OH AA – MSN 37989 Collateral A/C

Attn: Steve Barone

Summary of the material arrangements and procedures relating to the Bank Accounts:

All amounts (including but not limited to the Rent) payable by the Lessee to the Customer under the Lease other than any payments by Lessee to the Lessor or the Customer by way of indemnifications for liabilities or expenses incurred by the Lessor shall be paid to the Bank Accounts.

The Customer and the Lessor shall ensure that the Servicer has such viewing access to the Bank Accounts as the Servicer requires to perform the Servicer hereunder.

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SCHEDULE 4

Operating Guidelines In Respect Of The Servicing Agreement

between

Avolon Aerospace Leasing Limited

and

OH AA-4, LLC

and

Wells Fargo Bank Northwest, N.A.

The following guidelines shall apply to the activities of Avolon Aerospace Leasing Limited and its directors, officers and employees (the Servicer) under the Servicing Agreement dated      2014 (the Servicing Agreement) between Avolon Aerospace Leasing Limited, OH AA-4, LLC (the Customer) and Wells Fargo Bank Northwest, N.A. (the Lessor).

Capitalised terms not defined in these Operating Guidelines are as defined in the Servicing Agreement.

1. RESPONSIBILITY

Responsibility for management of the Aircraft and for the Servicer’s performance under the Servicing Agreement shall rest with the board of directors of the Servicer which shall remain a Cayman Islands incorporated and Irish tax resident company during the Term.

2. REPRESENTATIONS

In all of its dealings with third parties, the Servicer will make it clear that it is acting solely in its capacity as servicer for the Customer. No employee of the Servicer will represent himself / herself as an employee of the Customer whether through the use of business cards, letterhead, oral and written communication or otherwise.

All employees of the Servicer will only enter into contractual arrangements with third parties on behalf of the Customer as disclosed agent for such Person.

3. RULES FOR DELEGATION

To the extent that certain functions required under the Servicing Agreement are carried on from time to time by non Irish based employees of the Servicer or Affiliates of the Servicer, these employees shall act under the general direction of an Irish based employee or employees of the Servicer.

4. PRE-APPROVAL

If the Servicer wishes to take or approve any action which it is not expressly authorised under the Servicing Agreement to take or approve, it must request authority from the Customer to take or approve the action in writing and should include a reasonably detailed explanation of the reason for the request.

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5. AMENDMENTS

With the written agreement of the Customer and the Servicer, these Operating Guidelines may be amended from time to time.

Representative of OH AA-4, LLC (as Customer)

Dated:

/s/ Gardenia Cucci

Representative of Avolon Aerospace Leasing Limited (as Servicer)

Dated:

/s/ Kathleen Oliver

Representative of Wells Fargo Bank Northwest, N.A.(as Lessor)

Dated:

/s/ David Wall, Vice President

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APPENDIX A

CONSTRUCTION AND USAGE; DEFINITIONS

Construction and Usage

Unless the context otherwise requires:

(a)	A term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with Irish GAAP.

(b)	The terms this Servicing Agreement, herein, hereof and other words of similar import refer to the Servicing Agreement as a whole and not to any particular Clause or other subdivision.

(c)	Unless otherwise indicated in context, all references to Clauses, Schedules or Appendices or Annexes refer to a Clause of, or a Schedule or Appendix or Annex to, the Servicing Agreement and all such Schedules, Appendices and Annexes are deemed incorporated therein by reference.

(d)	Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words in the singular shall include the plural, and vice versa.

(e)	The terms include, including and similar terms shall be construed as if followed by the phrase without limitation.

(f)	References in the Servicing Agreement to an agreement or other document (including the Servicing Agreement) include references to such agreement or document as amended, replaced or otherwise modified (without, however, limiting the effect of the provisions of the Servicing Agreement with regard to any such amendment, replacement or modification), and the provisions of the Servicing Agreement apply to successive events and transactions. References to any Person shall include such Person’s successors in interest and permitted assigns.

(g)	References in the Servicing Agreement to any statute or other legislative provision shall include any statutory or legislative modification or re-enactment thereof, or any substitution therefor, and references to any governmental Person shall include reference to any governmental Person succeeding to the relevant functions of such Person.

(h)	References in the Servicing Agreement to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security shall be deemed to include, in respect of any jurisdiction other than the State of New York, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security available or appropriate in such jurisdiction as shall most nearly approximate such action, remedy or method of judicial proceeding described or referred to in the Servicing Agreement.

(i)	Where any payment is to be made, funds applied or any calculation is to be made hereunder on a day which is not a Business Day, unless any Aircraft Related Document otherwise provides, such payment shall be made, funds applied and calculation made on the next succeeding Business Day, and payments shall be adjusted accordingly.

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Definitions

Additional Services has the meaning assigned to such term in Clause 7.2 of the Servicing Agreement;

Additional Services Proposal has the meaning assigned to such term in Clause 7.2 of the Servicing Agreement;

Affiliate means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified;

After-Tax Basis means on a basis such that any payment received, deemed to have been received or receivable by any Person shall, if necessary, be supplemented by a further payment to that Person so that the sum of the two payments shall, after deduction of all federal, state, local or foreign Taxes, penalties, fines, interest, additions to Tax and other charges resulting from the receipt (actual or constructive) or accrual of such payments imposed by or under any federal, state, local or foreign law or Governmental Authority (after taking into account any current deduction to which such Person shall be entitled with respect to the amount that gave rise to the underlying payment), be equal to the payment received, deemed to have been received or receivable;

Aircraft means the one (1) Boeing 777FZB model aircraft with manufacturer’s serial number 37989 identified in Schedule 2 together with the Engines and Parts and Aircraft Documents and all other aviation-related property and equipment relating to that aircraft, including spare engines and spare parts owned from time to time by the Lessor;

Aircraft Documents means, in relation to the Aircraft, all records, logs, technical data, manuals and other documents relating to the maintenance and operation of the Aircraft;

Aircraft Expenses has the meaning assigned to such term in Clause 8.2(b) of the Servicing Agreement;

Aircraft Related Documents means the Boeing Purchase Agreement, the Lease and related documents and other contracts and agreements including any side letters, assignments of warranties or option agreements of Lessee the terms of which relate to or affect any of the Aircraft;

Applicable Aviation Authority means in relation to the Aircraft, each governmental or regulatory authority that has responsibility for the supervision of civil aviation and/or the registration and operation of civil aircraft in the State of Registration of the Aircraft;

Applicable Law with respect to any Person means all laws, rules, regulations and orders of governmental or regulatory authorities applicable to such Person, including, without limitation, the regulations of each Applicable Aviation Authority applicable to such Person or the Aircraft owned or operated by it or as to which it has a contractual responsibility;

Bank Accounts means the bank accounts set forth in Schedule 3 to the Servicing Agreement, or as notified to the Servicer in writing by the Customer from time to time;

Boeing Purchase Agreement means the Purchase Agreement No. 3183 dated April 19, 2007 between The Boeing Company as Seller and OH Aircraft Acquisition, LLC as Purchaser, for the purchase of, inter alia, the Aircraft (as amended, supplemented, restated and novated from time to time);

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Business Day means a day, other than a Saturday or Sunday, on which commercial banks are open for business in Dublin, Ireland and New York, New York;

Conflict of Interest means when two or more aircraft of the same type and series (including engines and configuration) will be available for re-leasing or sale as the case may be, in the same Season of the Year or within one month from such Season;

Conflicts Standard has the meaning assigned to such term in Clause 3.2(b) of the Servicing Agreement;

control (including, with its correlative meanings, controlled by and under common control with) means possession, directly or indirectly, of the power to direct or cause the direction of management and policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise);

Dollar, US$ or $ means the lawful money of the United States of America;

Engine means each engine installed (or constituting a spare for an engine installed) on the Aircraft, including any engine replacing a previously installed engine under the Lease, and any and all Parts incorporated in, installed on or attached to any such Engine;

Financier means DVB Bank SE;

Governmental Authority means any court, administrative agency or commission or other governmental agency or instrumentality (or any officer or representative thereof) domestic, foreign or international, of competent jurisdiction including the European Union;

Gross Negligence means any intentional or conscious action or decision or failure to act, with reckless disregard for the consequences of such action or decision or failure to act;

Guarantee means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term Guarantee when used as a verb has a corresponding meaning;

Indebtedness means, with respect to any Person at any date of determination (without duplication), (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (d) all the obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of purchasing such property or service or taking delivery and title thereto or the completion of such services, and payment deferrals arranged primarily as a method of raising finance or financing the acquisition of such property or service, (e) all obligations of such Person under a lease of (or other agreement conveying the right to use)

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any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under Irish GAAP, (f) all Indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, and (g) all Indebtedness of other Persons Guaranteed by such Person;

Indemnified Parties means the Servicer and the Servicer Representatives;

Irish GAAP means generally accepted accounting principles in Ireland;

Lease means, with respect to the Aircraft, the aircraft lease agreement dated January 23, 2014 between Wells Fargo Bank Northwest, N.A., not in its individual capacity, but solely as Owner Trustee on behalf of the Customer (as lessor) and the Lessee (as lessee);

Lease Expiry Date means the “Expiry Date” as such term is defined in the Lease;

Lease Management Services means the lease management services set out in Schedule 1 of the Servicing Agreement;

Lessee means DHL Network Operations (USA), Inc.;

Lessee Payment Default has the meaning assigned to such term in Schedule 1 of the Servicing Agreement;

Lessor means the Owner Trustee for and on behalf of the Customer (as lessor under the Lease);

Losses means any and all liabilities (including liabilities arising out of the doctrine of strict liability), obligations, losses, damages, penalties, Taxes, actions, suits, judgments, costs, fees, expenses (including reasonable legal fees, expenses and related charges and costs of investigation) and disbursements, of whatsoever kind and nature; provided, however, the term Losses shall not include any Indemnified Party’s management time or overhead expenses;

Material Adverse Effect with respect to any Person means an event, condition, matter, change or effect that impacts or, insofar as reasonably can be foreseen, in the future is likely to impact, in a materially adverse manner, the condition (financial or otherwise), properties, assets, liabilities, earnings, capitalisation, shareholders’ equity, licenses or franchises, businesses, operation or prospects of such Person or the ability of such Person to perform fully any of its obligations under any of the Operative Agreements;

Operative Agreements means the Servicing Agreement and all other agreements, instruments or other documents which are required by the terms hereof to be delivered in connection herewith;

Other Assets has the meaning assigned to such term in Clause 3.2(a)(i) of the Servicing Agreement;

Overhead Expenses has the meaning assigned to such term in Clause 8.2 of the Servicing Agreement;

Owner Trustee means Wells Fargo Bank Northwest, N.A., not in its individual capacity but solely as owner trustee on behalf of the Customer;

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Parts means any part, component, appliance, accessory, instrument or other item of equipment (other than any Engine) installed in or attached to (or constituting a spare for any such item installed in or attached to) the Aircraft (other than any Engine);

Person means any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organisation, government or any political subdivision thereof or any other legal entity, including public bodies;

Protective Action has the meaning assigned to such term in Clause 7.1 of the Servicing Agreement;

Rent has the meaning assigned to such term in the Lease;

Rent Date has the meaning assigned to such term in the Lease;

Replacement Servicer means a replacement servicer to perform some or all of the Services under the Servicing Agreement formerly performed by a Servicer appointed in accordance with Clause 2 of the Servicing Agreement;

Representatives with respect to any Person means the officers, directors, employees, advisors and agents of such Person;

Season means a period of certain months within a Year. For the purposes of this definition the months of January, February, March, April, May and June constitute a season and the months of July, August, September, October, November and December constitute a season.

Servicer´s Account means the account of the Servicer as notified by the Servicer to the Customer and the Lessor in writing from time to time;

Servicer´s Representative means any officer, director, employee, partner, consultant, advisor or agent of the Servicer or any of its Affiliates;

Services means the Services set out in Clause 2.2(a) of the Servicing Agreement;

Servicing Fees means the servicing fees set out in Clause 8.1(a) of the Servicing Agreement;

Standard of Care has the meaning assigned to such term in Clause 3.1 of the Servicing Agreement;

Standard of Liability has the meaning assigned to such term in Clause 3.3 of the Servicing Agreement;

State of Registration means the United States of America;

Stipulated Interest Rate means a rate per annum equal to two per cent (2%);

Subsidiary of any Person means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right to make decisions for such other entity is, now or hereafter owned or controlled, directly or indirectly, by such Person, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists;

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Tax or Taxes means all fees (including documentation, license and registration fees), taxes, assessments, levies, impositions, duties, withholdings and other governmental charges of any nature whatsoever (including taxes based upon or measured by gross receipts, income, profits, sales, use or occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, social security, employment, excise, documentary, stamp, corporation, corporation profits, advance corporation, capital duty, capital gains, capital acquisitions, wealth, vehicle registration, social insurance, and property taxes), together with all interest, fines, penalties and additions imposed with respect to such amounts;

Termination Notice means the notice provided by the Servicer pursuant to and in accordance with Clause 9.3 of the Servicing Agreement;

Third Party Claim means a claim by a third party arising out of a matter for which any Indemnified Party is entitled to be indemnified pursuant to the indemnity provisions of the Servicing Agreement; and

Year means each fiscal year ended 31 December.

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Page I

Dated     June 2014

AVOLON AEROSPACE LEASING LIMITED

(as Servicer)

WELLS FARGO BANK NORTHWEST, N.A.

(as Lessor)

and

OH AA-4, LLC

(as Customer)

SERVICING AGREEMENT